UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2017

DTS8 COFFEE COMPANY, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-54493	80-0385523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification ID No.)

Suite 300 – 1055 West Hastings Street

Vancouver, British Columbia, Canada V6E 2E9

(Address of principal executive offices)(Zip Code)

(604) 609-6163

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

On November 30, 2017, DTS8 Coffee Company, Ltd. (“DTS8”) filed a current report on Form 8-K dated November 29, 2017 that included an incorrect Exhibit 99.1 as well as a number of typos and grammatical errors. This amended report is being filed for the sole purpose of addressing those issues.

Item 7.01 Regulation FD Disclosure

On November 30, 2017, DTS8 issued a press release announcing that the British Columbia Securities Commission had partially revoked the cease trade order issued against DTS8 on August 11, 2016 for failing to file certain outstanding continuous disclosure documents in a timely manner. A copy of the press release is attached as Exhibit 99.1 hereto.

The information contained in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated November 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2017

DTS8 Coffee Company, Ltd.

(Registrant)

/s/ Richard Malcolm Smith
Richard Malcolm Smith
Chief Executive Officer